EXHIBIT 10(e)
Schedule of Certain Executive Officers who are Parties
to the Severance Agreements in the Forms Referred to
in Exhibit 10(d) to the Company’s Annual Report on Form 10-K
For the Fiscal Year Ended December 31, 2007
Form A of Severance Pay Agreement
Christopher M. Connor
John G. Morikis
Sean P. Hennessy
Form B of Severance Pay Agreement
John L. Ault
Thomas E. Hopkins
Timothy A. Knight
Steven J. Oberfeld
Thomas W. Seitz
Louis E. Stellato
Robert J. Wells